  Filed Pursuant to Rule 424(b)(5)
  Registration Statement No. 333-280685
PROSPECTUS SUPPLEMENT
(To prospectus dated August 29, 2024)
$5,000,000 of Series B-1 Senior Convertible Notes due 2027
Pursuant to this prospectus supplement and the accompanying prospectus, Westwater Resources, Inc. (the “Company,” “we,” “us,” or “our”) is offering $5,000,000 aggregate principal amount of our Series B-1 senior convertible notes due 2027 (the “Notes”). We are also offering by this prospectus supplement shares of our common stock, $0.001 par value per share, issuable from time to time upon conversion or otherwise under the Notes (including shares that may be issued in payment of interest).
The Notes will not bear interest except that upon the occurrence and during the continuance of an event of default, interest will accrue on the Notes at an interest rate of 18% per annum. Unless earlier converted or redeemed, the Notes will mature on the twenty-four month anniversary of the issuance date at a premium of 15% to the face value of the Notes (the “Redemption Value”). At any time after the issuance date, the Notes are convertible, in whole or in part, and subject to certain beneficial ownership limitations, at the option of the holders, into shares of our common stock at a conversion price equal to $0.83 (the “Fixed Conversion Price”). The Fixed Conversion Price is subject to customary adjustments upon any stock split, stock dividend, stock combination, recapitalization or similar events. Starting on the closing date, the Notes amortize in installments and we will make monthly payments on the first trading day of each monthly anniversary commencing on the closing date through the maturity date, payable in cash or shares of common stock. Upon the satisfaction of certain conditions, we may prepay outstanding Notes upon not less than 20 trading days’ written notice by paying an amount equal to the portion of the Notes being redeemed at a 15% premium. The Notes will rank senior in right of payment with respect to the holders of other unsecured debt, except as described herein.
The Notes are being sold pursuant to a securities purchase agreement, or the Securities Purchase Agreement, among us and the investors in the Notes, dated as of August 7, 2025, pursuant to which we may issue such Notes.
No public market currently exists for the Notes, and we do not intend to apply to list the Notes on any securities exchange or for quotation on any inter-dealer quotation system. Our common stock is listed on the NYSE American under the symbol “WWR.” The last reported sale price of our common stock on the NYSE American on August 6, 2025 was $0.75 per share.
Investing in our securities involves a high degree of risk. See “Risk Factors” in this prospectus supplement and in our reports filed with the Securities and Exchange Commission which are incorporated by reference therein for a discussion of information that should be considered in connection with an investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus, as supplemented by this supplement, is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is August 7, 2025

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security.
This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, provides more general information about securities we may offer from time to time, some of which may not apply to the securities we are offering under this prospectus supplement. In addition, we incorporate important information into this prospectus supplement and the accompanying prospectus by reference. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under “Where You Can Find More Information” in this prospectus supplement. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement, the information incorporated by reference and the accompanying prospectus before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus.
To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein or therein.
You should rely only on the information contained, or incorporated herein by reference, in this prospectus supplement and contained, or incorporated herein by reference, in the accompanying prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You should not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so.
This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 (File No. 333-280685) we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this “shelf” process, we may sell from time to time in one or more offerings up to $150,000,000 of our common stock, debt securities, warrants and units.
Unless expressly stated otherwise, all references in this prospectus supplement and the accompanying base prospectus to “we,” “us,” “our” or similar references mean Westwater Resources, Inc. and its subsidiaries on a consolidated basis.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the documents we have incorporated by reference contain forward-looking statements within the meaning of the federal securities laws.
With the exception of historical matters, the matters discussed in this prospectus supplement are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Forward-looking statements convey our current expectations or forecasts of future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
Such forward-looking statements include, without limitation, statements regarding the adequacy of funding, liquidity, access to capital, financing activities, the timing or occurrence of any future drilling or production from the Company’s properties, economic conditions, the strategic goals of the business, costs of any phase of development or operational line at the Kellyton Graphite Plant and estimated construction and commissioning timelines and completion dates, the start date for the mining of the Coosa Graphite

Deposit, and the Company’s anticipated cash burn rate and capital requirements. Words such as “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,” “anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project,” “target” and variations of these words, comparable words and similar expressions generally indicate forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or implied by these forward-looking statements.
Factors that could cause actual results to differ materially from these forward-looking statements include, among others:
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the spot price and long-term contract price of graphite (both flake graphite feedstock and purified graphite products) and vanadium, and the world-wide supply and demand of graphite and vanadium;

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the effects, extent and timing of the entry of additional competition in the markets in which we operate;

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our ability to obtain and maintain contracts or other agreements with customers;

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available sources and transportation of graphite feedstock;

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the ability to control costs and avoid cost and schedule overruns during the development, construction and operation of the Kellyton Graphite Plant;

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the ability to construct and operate the Kellyton Graphite Plant in accordance with the requirements of permits and licenses and the requirements of tax credits and other incentives;

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the effects of inflation, including labor shortages and supply chain disruptions;

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uncertainty in debt and equity capital markets and the associated impact on the availability and cost of financing sources;

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the availability and supply of equipment and materials needed to construct the Kellyton Graphite Plant;

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stock price volatility;

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changes in the U.S. administration or government regulation of the mining and manufacturing industries in the United States;

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unanticipated geopolitical, geological, processing, regulatory and legal or other problems we may encounter;

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the results of our exploration activities, and the possibility that future exploration results may be materially less promising than initial exploration results;

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any graphite or vanadium discoveries not being in high enough concentration to make it economic to extract the minerals;

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our ability to finance growth plans;

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our ability to obtain and maintain rights of ownership or access to our mining properties;

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currently pending or new litigation or arbitration;

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recent changes in legislation, regulations and economic conditions regarding tariffs, the implementation of the new U.S. Department of Governmental Efficiency (“DOGE”) and related DOGE budget and spending cuts and the potential that this affects the demand for our products or our cost or ability to produce or sell them;

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the potential impact that new foreign country tariffs may have on our construction costs or ability to (i) source and procure necessary raw materials for the manufacture and provision of our products and services; and (ii) sell and to deliver our products to such foreign countries; and

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our ability to maintain and timely receive mining, manufacturing, and other permits from regulatory agencies.

In addition, other factors are described in our Annual Report on Form 10-K, and the other reports we file with the SEC. You should consider the risks described in the “Risk Factors” section of our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q, in evaluating any forward-looking statements included or incorporated by reference in this prospectus supplement.
Most of these factors are beyond our ability to predict or control. Future events and actual results could differ materially from those set forth herein, contemplated by or underlying the forward-looking statements. Forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to update any forward-looking statements made herein, except as required by law.
In light of these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on forward-looking statements, which are inherently unreliable and speak only as of the date of this prospectus supplement, accompanying prospectus, or any document incorporated by reference in this prospectus supplement. When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus supplement or the accompanying prospectus might not occur.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about Westwater Resources, Inc. and this offering of common stock. This summary does not contain all of the information that may be important to you in making an investment decision. For a more complete understanding of Westwater Resources, Inc., you should read carefully this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section and the other documents we refer to and incorporate by reference. Unless otherwise indicated, “common stock” means our common stock, par value $0.001 per share.
About Westwater Resources, Inc.
Westwater Resources, Inc., originally incorporated in 1977, is an energy technology company focused on developing battery-grade natural graphite materials through its two primary projects, the Kellyton Graphite Plant and the Coosa Graphite Deposit, both located in Coosa County, Alabama. Once operational, Westwater expects the Kellyton Graphite Plant to process natural flake graphite and, based on current studies and estimates, produce 12,500 metric tons (“mt”) per year of CSPG in Phase I of the Kellyton Graphite Plant, primarily for use in lithium-ion batteries. Westwater also holds mineral rights to explore and potentially mine the Coosa Graphite Deposit, which Westwater anticipates will eventually provide natural graphite flake concentrate to the Kellyton Graphite Plant.
Our principal executive offices are located at 6950 South Potomac Street, Suite 300, Centennial, Colorado 80112, and our telephone number is (303) 531-0516. Our website is located at www.westwaterresources.net. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.
For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information.”
The Offering
Issuer: ..........................................	Westwater Resources, Inc.
Securities Offered: .......................	$5,000,000 aggregate principal amount of our Series B-1 senior convertible notes (“Notes”). This prospectus supplement also relates to the offering of shares of our common stock issuable from time to time upon conversion of the Notes.
Description of the Notes
Maturity: .....................................	August 7, 2027
Interest: .......................................	The Notes will not bear interest except in the case of an event of default, in which case interest will be 18% per annum during any such event of default.
Ranking: ......................................	The Notes will be unsecured obligations and will rank pari passu with the Series A-1 Notes (as defined below) and senior to unsecured indebtedness as set forth in the Notes.
Conversion Price: .........................	At any time after the issuance date, the Notes will be convertible at $0.83, in whole or in part, at the option of the holders and subject to certain beneficial ownership limitations.
Alternate Conversions: .................
At any time after the occurrence of and during the continuance of an event of default, each holder may alternatively elect to convert the Notes into shares of our common stock at the “Alternate Conversion Price” equal to the lowest of:
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the conversion price then in effect; and

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90% of the lowest volume weighted average price (“VWAP”) of our common stock during the seven consecutive trading days immediately prior to such conversion.
Installment Conversion; Installment Redemptions: .........
Starting on the closing date, the Notes amortize in installments occurring monthly after the closing date until maturity, payable subject to the satisfaction of certain equity conditions, in shares of our common stock, or otherwise at our option, in cash, as described in “Installment Payments” below.
Mandatory Conversion .................	At any time after the three month anniversary of the closing date, subject to the rules and regulations of NYSE American and certain other conditions, we have the option to require the holders to convert all, or any part, of the Note into shares of our common stock if the VWAP of our common stock trades above $1.44 (as adjusted for stock splits, stock dividends, recapitalizations and similar events) for 20 consecutive trading days.
Project Finance Conversion ..........
In connection with our incurring certain project financing, each holder may elect to convert the Notes into shares of our common stock at the “Acceleration Conversion Price” equal to the lower of:
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the conversion price then in effect; and

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92% of the lowest VWAP of our common stock during the five consecutive trading days immediately prior to such conversion.

Limitations on Conversion
Beneficial Ownership Limitation ..	Conversions and issuance of our common stock pursuant to the Notes are prohibited if such conversion or issuance would cause the applicable holder (together with its affiliates) to beneficially own in excess of 9.99% of the outstanding shares of our common stock (which percentage is subject to decrease, at the option of such holder).
NYSE American Limitations .......	Unless stockholder approval is obtained in accordance with NYSE American requirements, conversions and issuances of our common stock pursuant to the Notes are prohibited if it would result in issuing greater than 19.99% of the Company’s outstanding shares of common stock as of the date of the Securities Purchase Agreement at a price less than the minimum price as determined under the listing rules of the NYSE American.
Holder Redemption Rights
Event of Default Redemption .......	Upon an event of default, each holder of Notes may require us to redeem in cash all, or any portion, of the Notes at the greater of (i) the face value of our common stock underlying the Notes at a 15% premium and (ii) the equity value of our common stock underlying the Notes.
Bankruptcy Event of Default Mandatory Redemption ............	Upon any bankruptcy event of default, we shall immediately redeem in cash all amounts due under the Notes at a 15% premium unless each holder waives such right to receive such payment.
Change of Control Redemption ....
In connection with a change of control of the Company, each holder may require us to redeem in cash all, or any portion, of the amounts due under the Notes at a price equal to the greatest of:
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the equity value of our common stock underlying the Notes, and

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the equity value of the change of control consideration payable to the holders of our common stock underlying the Notes.

Subsequent Placement Restrictions and Participation Rights ......................................
With certain exceptions, including permitted sales under our existing ATM facility and equity line of credit facility, the Company is restricted in its ability to issue securities while Notes remain outstanding. Further, until the three-year anniversary of the closing date of the Notes, subject to certain exceptions, holders of the Notes will have the right to participate in future offerings of securities by the Company.
Subsequent Placement Redemption ..............................
The holders of the Notes may require us to redeem the Notes, in whole or in part, upon the occurrence of certain offerings of equity or equity-linked securities with 30% of the net proceeds of such an offering.
Project Finance Redemption .........	The holders of the Notes may require us to redeem the Notes at the Acceleration Conversion Price in connection with our incurring certain project financing.
Installment Payments ...................
Starting on the closing date, the Notes amortize in installments, and we will make monthly payments commencing on the closing date through the maturity date, payable in cash or our shares of common stock.
If we elect to pay in cash, the principal due will include accrued and unpaid interest and any late charges on the Notes.
If we elect to pay in shares of our common stock, for purposes of the monthly amortization our common stock will be valued at a 15% premium to the lower of:
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the Conversion Price then in effect; and

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92% of the lowest daily VWAP over the 5 trading days prior to the amortization.

Each holder of the Notes has the option to defer individual amortization payments to a later date, as well as, in the case of shares of common stock, accelerate amortization payments per due date.

Company Optional Redemption ....	Subject to certain conditions, we have the right at any time to redeem in cash all, or any portion of, the amount then outstanding under the Notes at a premium of 15%.
Company Change of Control Redemption Right ....................

As long as no event of default has occurred and is continuing, the Company may require a holder to redeem all, or any portion, of the amounts due under the Notes, at such holder’s election in either:
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cash at a price equal to the greatest of:

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the equity value of our common stock underlying the Notes, and

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the equity value of the change of control consideration payable to the holders of our common stock underlying the Notes; or

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the kind and amount of cash, securities or other property receivable upon such change of control had such amount been converted at the Conversion Price in effect immediately prior to such change of control.

Other Matters
Use of Proceeds: ..........................	We expect to use the net proceeds from this offering for working capital needs, capital expenditures, and for other general corporate purposes including to advance our graphite business. See “Use of Proceeds” in this prospectus supplement.
Risk Factors: ...............................	Investing in our securities involves a high degree of risk. See “Risk Factors” in this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of factors you should carefully consider before deciding to invest in the Notes or our common stock.
Certain U.S. Federal Income Tax Considerations: ........................
You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning the Notes or any shares of common stock into which the Notes may be converted in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. See “Certain Material U.S. Federal Income Tax Considerations” in this prospectus supplement.
NYSE American Symbol: ............	No public market currently exists for the Notes, and we do not intend to apply to list the Notes on any securities exchange or for quotation on any inter-dealer quotation system. Our common stock is listed on the NYSE American under the symbol “WWR.”

RISK FACTORS
Investing in our common stock involves substantial risk. You should carefully consider the risk factors disclosed below as well as those contained in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the other information contained in this prospectus supplement and the accompanying prospectus before acquiring any of our common stock. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our common stock to decline. You could lose all or part of your investment.
This prospectus supplement and the accompanying prospectus also contain or incorporate by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to this Offering
There is substantial doubt about our ability to continue as a going concern.
The consolidated financial statements incorporated by reference have been prepared assuming the Company will continue as a going concern. This assumes continuing operations and the realization of assets and liabilities in the normal course of business.
We have incurred significant losses since ceasing production of uranium in 2009 and expect to continue to incur losses as a result of costs and expenses related to maintaining our properties and general and administrative expenses. As of March 31, 2025, we had negative net working capital of approximately $6.9 million, cash of approximately $3.3 million and an accumulated deficit of approximately $376.4 million. As a result of our evaluation of the Company’s liquidity for the next twelve months, we have included a discussion about our ability to continue as a going concern in our consolidated financial statements, and our independent auditor’s report for the year ended December 31, 2024, includes an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.” Our capital needs have, in recent years, been funded through sales of our equity securities. In the event we are unable to raise sufficient additional funds, we may be required to further delay, reduce or severely curtail our operations or otherwise reduce our on-going business efforts, which could have a material adverse effect on our business, operating results, financial condition, long-term prospects and ability to continue as a viable business.
We have broad discretion in the use of the available net proceeds of the offering contemplated by this prospectus supplement and, despite our efforts, we may use such proceeds in a manner that does not improve our operating results or increase the value of your investment.
We currently anticipate that the net proceeds from the offering of our securities contemplated by this prospectus supplement will be used as described in the “Use of Proceeds” section of this prospectus supplement. However, we have not determined the specific use of the net proceeds from the offering contemplated by this prospectus supplement. Our management will have broad discretion over the use and investment of those funds, and, accordingly, investors will need to rely upon the judgment of our management with respect to the use of such proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.
Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our obligations under the Notes.
Our ability to make payments of principal or to pay interest on or to refinance the Notes depends on our future performance, which is subject to economic, financial, competitive and other factors, some of which are beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to satisfy our obligations under the Notes. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as reducing or delaying investments or capital expenditures, selling assets, refinancing or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance the Notes will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on the Notes.
There is no existing trading market for the Notes.
There is no existing trading market for the Notes. We do not intend to apply for listing of the Notes on any securities exchange or to arrange for quotation on any interdealer quotation system. It is unlikely that an active trading market will develop for the Notes. Unless an active trading market develops, you may not be able to sell the Notes at a particular time or at a favorable price.
The holders of the Notes will not be entitled to any rights with respect to our common stock but will be subject to all changes made with respect to our common stock.
Subject to limited contractual rights, the holders of the Notes will not be entitled to any rights with respect to our common stock until the Notes are converted, but will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the relevant holder acquiring shares of our common stock as a result of conversion of such holder’s Note, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.
The sale or availability for sale of shares issuable upon conversion of the Notes may depress the price of our common stock and encourage short sales by third parties, which could further depress the price of our common stock.
To the extent that one or more investors in the Notes sell shares of our common stock issued upon conversion of the Notes, the market price of such shares may decrease due to the additional selling pressure in the market. In addition, the risk of dilution from issuances of such shares may cause stockholders to sell their shares of our common stock, which could further contribute to any decline in the price of our common stock. Any downward pressure on the price of our common stock caused by the sale or potential sale of such shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our common stock by increasing the number of shares of our common stock being sold, which could further contribute to any decline in the market price of our common stock.
If you purchase Notes in this offering, you may experience future dilution as a result of future equity offerings, convertible debt offerings or other equity issuances.
In order to raise additional capital, we may in the future offer and issue additional shares of our common stock or other securities convertible into or exchangeable for shares of our common stock. We cannot assure you that we will be able to sell shares or other securities in any offering at a price per share that is equal to or greater than the price per share paid by investors in previous offerings, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for shares of our common stock in future transactions may be higher or lower than the price per share in previous offerings. Further, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. In addition, the exercise of outstanding stock options or the settlement of outstanding restricted stock units, or the issuance of shares of our common stock upon conversion of Notes, would result in further dilution of your investment. The issuance of such additional shares of our common stock (including pursuant to the exercise of outstanding stock options or the conversion of Notes), or securities convertible into or exchangeable or exercisable for shares of our common stock, may result in downward pressure on the price of our common stock.

Provisions in the Notes may deter or prevent a business combination that may be favorable to you.
Under the terms of the Notes, we are prohibited from engaging in certain mergers or acquisitions unless, among other things, the surviving entity in certain circumstances assumes our obligations under the Notes. In addition, the terms of the Notes require us to offer to purchase the Notes for cash in the event of a change of control. A non-stock takeover of our company may trigger the requirement that we purchase the Notes. These and other provisions could prevent or deter a third party from acquiring us, even where the acquisition could be beneficial to you.
If you are a U.S. holder, you may be deemed to receive a taxable distribution without the receipt of any cash or property.
The conversion rate of the Notes is subject to adjustment in certain circumstances. Adjustments to the conversion rate of the Notes that have the effect of increasing your proportionate interest in our assets or “earnings and profits” may in some circumstances result in a constructive distribution subject to U.S. federal income tax without the receipt of any cash. You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences resulting from an adjustment to the conversion rate of the Notes. See “Certain Material U.S. Federal Income Tax Considerations.”
Our stock price has been and may continue to be volatile and may fluctuate significantly, which may adversely impact investor confidence and results and increase the likelihood of securities class action litigation.
Our common stock price has experienced substantial volatility in the past and may remain volatile in the future. For example, from January 1, 2024 through July 31, 2025, the sale price of our common stock ranged from a high of $1.07 per share to a low of $0.45 per share. Volatility in our stock price can be driven by many factors including, but not limited to, general market conditions, market conditions in the energy materials industry, announcements that we may make regarding our business plans or strategy, including announcements concerning our anticipated battery-graphite business, the substantial increase in the sale and issuance of shares of our common stock to finance our operations and the accuracy of expectations and predictions of financial analysts and the market as they pertain to our future business prospects. In addition, the price of our common stock may increase or decrease substantially for reasons unrelated to our operating performance or prospects. If our common stock continues to experience substantial price volatility, any shares investors purchase may rapidly lose some or substantially all of their value.
Stockholders of a public company sometimes bring securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay damages, which could have a material adverse effect on our results of operations and financial condition.
Furthermore, our ability to raise funds through the issuance of equity or otherwise use our common stock as consideration is impacted by the price of our common stock. A low stock price may adversely impact our ability to fund our operating and growth plans, including Phase I of the Kellyton Graphite Plant, which would harm our business and prospects.
The market valuation of our business may fluctuate due to factors beyond our control and the value of the investment of our stockholders may fluctuate correspondingly.
The market valuation of our business may fluctuate due to factors unrelated to the past or present operating performance of our company. Our market valuation may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:
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Changes in securities analysts’ estimates of our financial performance;

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Fluctuations in stock market prices and volumes;

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Changes in market valuations of similar companies;

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Announcements by us or our competitors of significant contracts, new technologies, acquisitions, commercial relationships, joint ventures or capital commitments;

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Variations in our quarterly operating results;

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Loss of a major customer or failure to complete significant commercial contracts;

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Loss of a relationship with a partner; and

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Additions or departures of key personnel.

As a result, the value of your investment may fluctuate.
A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.
All of our shares of common stock issuable upon conversion of the Notes will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of our shares of common stock may be sold in the public market following this offering, which may cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares of common stock.
We have no history of paying dividends on our common stock, and we do not anticipate paying dividends in the foreseeable future.
We have not previously paid dividends on our common stock. We currently anticipate that we will retain all of our available cash, if any, for use as working capital and for other general corporate purposes. Any payment of future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applicable to the payment of dividends and other considerations that our Board of Directors deems relevant. Investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment.

USE OF PROCEEDS
The estimated net proceeds to be received by us from this offering is expected to be approximately $4.8 million, after deducting fees and estimated offering expenses.
We intend to use the net proceeds from this offering for general corporate purposes, which may include advancing the development of Phase I of the Kellyton Graphite Plant and our graphite business, developing the Coosa Graphite Deposit, and making additions to our working capital. As of the date of this prospectus supplement, we have not determined the amount of net proceeds to be used specifically for any particular purpose or the timing of any expenditures. Our management will retain broad discretion over the use of proceeds, and we may ultimately use the proceeds for different purposes than what we currently intend. Until we use the proceeds for any purpose, we expect to deposit the proceeds in checking or money market accounts, or invest in short-term highly rated investments, at financial institutions.
DIVIDEND POLICY
We have never declared or paid any cash dividends on our common stock, and we do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our Board of Directors may deem relevant.
DESCRIPTION OF NOTES
We are offering $5,000,000 aggregate principal amount of our Series B-1 senior convertible notes (“Notes”), which Notes are convertible into shares of our common stock, par value $0.001 per share, under certain conditions more fully described below. The Notes are being sold pursuant to this prospectus supplement and the terms of the securities purchase agreement dated as of August 7, 2025 (the “Securities Purchase Agreement”) between us and the purchaser(s) of the Notes. This prospectus supplement also covers the shares of our common stock issuable from time to time upon conversion or otherwise under the Notes.
The following is a description of the material terms of the Notes and supplements the information under the heading “Description of Debt Securities” in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. It does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes, including the definitions of certain terms used therein. We urge you to read these documents and the Securities Purchase Agreement because they, and not this description, define your rights as a holder of the Notes. You may request copies of the form of Note and the Securities Purchase Agreement as set forth under the caption “Where You Can Find More Information”.
Closing
At the closing of this offering, we will issue $5,000,000 in aggregate principal amount of Notes to certain institutional investors.
Maturity Date
Unless earlier converted, or redeemed, the Notes will mature on the twenty-four month anniversary of the issuance date, which we refer to herein as the “Maturity Date,” at a 15% premium to the face value of the Notes (the “Redemption Value”), subject to:
(i)
the right of the investors to extend the date for a period of 20 business days after the consummation of a fundamental transaction if certain events occur; and/or

(ii)
the right of us and the investors to mutually agree to extend the date if an event of default under the Notes has occurred and is continuing (or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the Notes).

We are required to pay, on the Maturity Date, all outstanding principal, accrued and unpaid interest and accrued and unpaid late charges on such principal and interest, if any.
Interest
The Notes do not bear interest except upon the occurrence and continuance of an event of default, in which case an interest rate of 18.0% per annum may be applied, or the “Default Rate” (see “— Events of Default” below). If a holder elects to convert or redeem all or any portion of a Note prior to the Maturity Date, all accrued and unpaid interest on the amount being converted or redeemed will also be payable.
Ranking; Security
On June 13, 2025, we issued $5,000,000 of our Series A-1 senior convertible notes due 2027 (the “Series A-1 Notes”) pursuant to that certain Securities Purchase Agreement, dated as of June 13, 2025, by and among the Company and the investors named therein. The Notes will be unsecured obligations of the Company and rank pari passu with the Series A-1 Notes and senior to other unsecured indebtedness.
Late Charges
We are required to pay a late charge of 18.0% on any amount of principal or other amounts that are not paid when due (solely to the extent such amounts are not then accruing interest at the Default Rate).
Conversion
Conversions at Option of Holder
At any time after the issuance date, the Notes will be convertible at $0.83, at any time, in whole or in part, at the option of the holders and subject to certain beneficial ownership limitations.
The Fixed Conversion Price is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions.
Alternate Conversion Upon an Event of Default
At any time after the occurrence of and during the continuance of an event of default, each holder may alternatively elect to convert the Notes into shares of our common stock at the “Alternate Conversion Price” equal to the lower of:
•
the Conversion Price then in effect; and

•
90% of the lowest VWAP of our common stock during the seven consecutive trading days immediately prior to such conversion.

Mandatory Conversion
Subject to the rules and regulations of NYSE American and certain other conditions, at any time after the three-month anniversary of the closing date, we have the option to elect mandatory conversion if the stock price trades above $1.44 (as adjusted for stock splits, stock dividends, recapitalizations and similar events) for 20 consecutive trading days.
Project Finance Conversion
In connection with our incurring certain project financing, each holder may elect to convert the Notes into shares of our common stock at the “Acceleration Conversion Price” equal to the lower of:
•
the conversion price then in effect; and

•
92% of the lowest VWAP of our common stock during the five consecutive trading days immediately prior to such conversion.

Conversion Limitations
Beneficial Ownership Limitation
Conversions and issuance of our common stock pursuant to the Notes are prohibited if such conversion or issuance would cause the applicable holder (together with its affiliates) to beneficially own in excess of 9.99% of the outstanding shares of our common stock (which percentage is subject to decrease, at the option of such holder).
Exchange Cap Limitations
Unless stockholder approval is obtained in accordance with NYSE American requirements, conversions and issuances of our common stock pursuant to the Notes are prohibited if it would result in issuing greater than 19.99% of the Company’s outstanding shares of common stock as of the date of the Securities Purchase Agreement at a price less than the minimum price as determined under the listing rules of the NYSE American.
Events of Default
The Notes contain standard and customary events of default including, among others, the following:
•
the suspension from trading or the failure of our common stock to be trading or listed on an eligible stock exchange for a period of five consecutive trading days;

•
our failure to deliver shares of common stock upon conversion of the Notes within prescribed timeframes;

•
our failure to maintain required reserves of shares of our common stock to be issued upon conversion of the Notes;

•
our failure to pay any amount due under the Notes when and as due (subject to any applicable cure periods);

•
the occurrence of any unscheduled redemption or acceleration of maturity of at least an aggregate of $500,000 of Indebtedness (as defined in the Securities Purchase Agreement) of the Company or any of its subsidiaries, other than with respect to any other Notes issued pursuant to the Securities Purchase Agreement or the Series A-1 Notes;

•
if any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against us or any subsidiary and, if instituted against us or any subsidiary by a third party, shall not be dismissed within 60 days of their initiation;

•
the commencement by us or any subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or similar occurrences;

•
a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company and/or any of its subsidiaries and which judgments are not, within 30 days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay, subject to specified exceptions;

•
the Company and/or any subsidiary fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $500,000 due to any third party or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $500,000 (subject to certain Indebtedness exceptions), which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder;

•
breaches by the Company of any representation or warranty in any material respect, or any covenant or other term or condition of any transaction document associated with this offering;

•
the delivery of a materially false or inaccurate certification by the Company as to whether any event of default has occurred or certain other conditions have not been achieved or maintained;

•
any breach or failure in any respect by the Company or any subsidiary to comply with certain covenants specified in the Notes (subject to any applicable cure periods);

•
the occurrence of any Material Adverse Effect (as defined in the Securities Purchase Agreement) occurs;

•
our failure to maintain a balance of available cash in an aggregate amount of at least $2.25 million (subject to any applicable cure periods and exceptions, with there being no cure period in the event available cash is less than $1.75 million);

•
any material provision of a transaction document associated with this offering shall cease to be valid and binding on or enforceable against the parties thereto or the validity or enforceability thereof shall be contested in writing or to any government authority by us; or

•
any Event of Default (as defined in any other Notes issued pursuant to the Securities Purchase Agreement) occurs with respect to any Other Notes.

Holder Redemption Rights
Event of Default Redemption
Upon an event of default, each holder of Notes may require us to redeem in cash all, or any portion, of the Notes at the greater of (i) the face value of our common stock underlying the Notes at a 15% premium and (ii) the equity value of our common stock underlying the Notes.
The equity value of our common stock underlying the Notes is calculated using the greatest closing sale price of our common stock during the period immediately preceding such event of default and ending when we make the entire payment required.
Bankruptcy Event of Default Mandatory Redemption
If any bankruptcy event of default occurs, we shall immediately redeem in cash all, or any portion of the Notes at a 15% redemption premium, unless each holder waives such right to receive payment.
Change of Control Redemption
In connection with a change of control of the Company, each holder may require us to redeem in cash all, or any portion, of the amounts due under the Notes at a price equal to the greatest of:
•
the equity value of our common stock underlying the Notes, and

•
the equity value of the change of control consideration payable to the holders of our common stock underlying the Notes.

The equity value of our shares of common stock underlying the Notes is calculated using the greatest closing sale price of our shares of common stock during the period immediately preceding the consummation or the public announcement of the change of control and ending on the date the holders give notice of such redemption.
The equity value of the change of control consideration payable to the holders of our shares of common stock underlying the Notes is calculated using the aggregate cash consideration per share of our shares of common stock to be paid to the holders of our shares of common stock upon the change of control.
Subsequent Placement Restrictions and Participation Rights
With certain exceptions, including permitted sales under our existing ATM facility and equity line of credit facility, the Company is restricted in its ability to issue securities while Notes remain outstanding. Further, until the three-year anniversary of the closing date of the Notes, subject to certain exceptions, holders of the Notes will have the right to participate in future offerings of securities by the Company.

Subsequent Placement Redemption
The holders of the Notes may require us to redeem the Notes, in whole or in part, upon the occurrence of certain offerings of equity or equity-linked securities. In such an event, we would be required to redeem Notes using up to 30% of the net proceeds of such an offering.
Project Finance Redemption
The holders of the Notes may require us to redeem the Notes at the Acceleration Conversion Price in connection with our incurring certain permitted project financing.
Installment Conversion; Installment Redemption
Starting on the closing date, the Notes amortize in installments, and we will make monthly payments commencing on the closing date through the maturity date, payable in cash or our shares of common stock.
If we elect to pay in cash, the principal due will include accrued and unpaid interest and any late charges on the Notes.
If we elect to pay in shares of our common stock, for purposes of the monthly amortization our common stock will be valued at a 15% premium to the lower of:
•
the conversion price then in effect; and

•
92% of the lowest daily VWAP over the five trading days prior to the amortization.

The installment amount will equal:
•
with respect to any installment date after the initial installment date other than the maturity date, the lesser of:

•
the Redemption Value to a principal amount specified in the Note; and

•
the principal amount then outstanding under the Note.

•
with respect to the maturity date, the principal amount then outstanding under the Note.

Company Redemption Right
Company Optional Redemption Right
At any time, and subject to conditions specified in the Notes, we have the right to redeem in cash all, or a portion of, the amount then outstanding under the Notes at a premium of 15%.
Company Change of Control Redemption Right
In connection with a change of control of the Company, as long as no Event of Default has occurred and is continuing, the Company may require a holder to redeem all, or any portion, of the amounts due under the Notes, at such holder’s election, either:
•
cash at a price equal to the greatest of:

•
the equity value of our common stock underlying the Notes, and

•
the equity value of the change of control consideration payable to the holders of our common stock underlying the Notes; or

•
the kind and amount of cash, securities or other property receivable upon such change of control had such amount been converted at the Conversion Price in effect immediately prior to such change of control.

Covenants
The Notes contain a variety of obligations on our part not to engage in specified activities, which are typical for transactions of this type, as well as the following covenants:

•
we and our subsidiaries will not, directly or indirectly, incur any indebtedness except for permitted indebtedness (including certain project financing), subject to certain exceptions;

•
we and our subsidiaries will not, directly or indirectly, redeem or repay, subject to specified exceptions, all or any portion of any indebtedness (other than the Notes and the Series A-1 Notes) if at the time the payment is due or is made or, after giving effect to the payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default under the Notes has occurred and is continuing;

•
we and our subsidiaries will not (directly or indirectly) engage in a material line of business substantially different from those lines of business as of the date of the issuance of the Notes;

•
we and our subsidiaries will maintain and preserve our existence, rights, and privileges, to become or remain, duly qualified and in good standing in each jurisdiction in which the transaction of our business makes such qualification necessary;

•
we and our subsidiaries will take all action necessary or advisable to maintain all of our intellectual property rights that are necessary or material to the conduct of our business in full force and effect;

•
we and our subsidiaries will maintain insurance in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is in accordance with sound business practice by similarly situated companies;

•
we and our subsidiaries will not (directly or indirectly) enter into, renew, extend or be a party to, any transaction or series of related transactions with any affiliate, except transactions in the ordinary course of business and on terms that are comparable to an arm’s length transaction with a non-affiliate;

•
we will not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (ii) issue any other securities that would cause a breach or default under the Notes; and

•
we will maintain a minimum balance of available cash of $2.25 million.

Governing Law
The Notes will be governed by, and construed in accordance with, the laws of Delaware without regard to its conflicts of law principles.
DESCRIPTION OF COMMON STOCK
The material terms and provisions of our common stock are described under the caption “Description of Securities — Common Stock” starting on page 11 of the accompanying prospectus.
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE NOTES
This section is a discussion of the material U.S. federal income tax considerations to a U.S. holder relating to (i) the purchase, ownership, disposition and conversion of the Notes, and (ii) the ownership and disposition of the common stock into which the Notes may be converted. This summary does not provide a complete analysis of all potential U.S. federal income tax considerations. The information provided below is based on existing U.S. federal income tax authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect. We cannot give any assurances that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning, disposing of or converting the Notes, or owning or disposing of the common stock into which the Notes may be converted. The summary generally applies only to U.S. holders of the Notes who acquire the Notes offered in this offering at original issuance, and that hold the Notes (or common stock into which the Notes may be converted) as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Code, or a U.S. holder (as defined below) whose “functional currency” is not the U.S. dollar). Also, this discussion is not intended to be wholly applicable to all categories of investors, some of which may be subject to special rules (such as partnerships and pass-through entities and investors in such entities, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, certain former citizens or residents of the United States, persons holding the Notes or common stock as part of a hedging, conversion or integrated transaction or a straddle, persons that own, or are deemed to own, more than 5% of our common stock, persons deemed to sell the Notes or common stock under the constructive sale provisions of the Code, or persons required under Section 451(b) of the Code to conform the timing of income accruals with respect to the Notes or common stock to their financial statements). Finally, the summary does not address the potential application of the Medicare contribution tax on net investment income, the effects of the U.S. federal estate and gift tax laws or any applicable non-U.S., state or local laws.
AN INVESTOR CONSIDERING THE PURCHASE OF THE NOTES SHOULD CONSULT THE INVESTOR’S OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO ANY PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS, NON-U.S., STATE AND LOCAL LAWS, AND TAX TREATIES.
As used herein, the term “U.S. holder” means a beneficial owner of the Notes or the common stock into which the Notes may be converted that, for U.S. federal income tax purposes is (1) an individual who is a citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state of the United States, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (x) is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.
If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the Notes or common stock acquired upon conversion of the Notes, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of the Notes or common stock acquired upon conversion of the Notes that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of purchasing, owning, disposing of, or converting the Notes, and owning and disposing of the common stock into which the Notes may be converted.
Characterization of the Notes
The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances, and there is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities substantially similar to the Notes. We believe that the Notes should be classified as indebtedness for U.S. federal income tax purposes and intend to so treat the Notes. There can be no assurance, however, that the IRS will not treat the Notes as equity for U.S. federal income tax purposes, and such treatment, if successfully asserted by the IRS, may have adverse U.S. federal income tax consequences to a holder of the Notes. By investing in the Notes, holders of the Notes agree to treat the Notes as indebtedness for U.S. federal income tax purposes, unless otherwise required by applicable law. You are urged to consult your own tax advisors regarding the appropriate characterization of the Notes and the tax consequences that would apply to you if the IRS were to successfully assert that the Notes are not indebtedness for U.S. federal income tax purposes. The remainder of this discussion assumes that the Notes will be treated as indebtedness for U.S. federal income tax purposes.
Taxation of Interest and Original Issue Discount
For U.S. federal income tax purposes, the Notes will have original issue discount (“OID”) if the excess of the stated redemption price at maturity over the issue price is greater than or equal to a de minimis amount

(generally 1/4 of 1% of the stated redemption price at maturity multiplied by the number of complete years to maturity from the issue date). The issue price of the Notes will be equal to the price at which the Notes are sold. The stated redemption price at maturity of the Notes is the sum of all payments other than payments of “qualified stated interest.” “Qualified stated interest” includes stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) or certain variable rates. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments.
The amount of OID includable in taxable income of a U.S. holder is the sum of the daily portions of OID with respect to the Notes for each day during the taxable year on which the Notes are held. Generally, the daily portion of OID is determined by allocating to each day in any “accrual period” a ratable portion of the OID allocable to such accrual period. A U.S. holder may select the “accrual periods” for the Notes, which may be of any length, and may vary in length over the term of the Notes, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day or final day of an accrual period. The amount of OID allocable to each accrual period is equal to the excess (if any) of (a) the product of the Notes’ adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on a constant yield basis, compounded at the close of each accrual period and adjusted for the length of such accrual period), over (b) the amount of qualified stated interest, if any, payable on the Notes and allocable to such accrual period. The “adjusted issue price” of the Notes at the beginning of any accrual period generally is the issue price of the Notes increased by the accrued OID allocable for all prior accrual periods and reduced by any prior payment on the Notes other than a payment of qualified stated interest. Under these rules, a U.S. holder generally will have to include in taxable income increasingly greater amounts of OID in successive accrual periods.
The Notes will be treated as issued with OID for U.S. federal income tax purposes because the amount payable at maturity (a premium of 15% on the face value of the Notes) exceeds the issue price by more than a de minimis amount. The amount of OID on the Notes will be equal to the difference between the amount payable at maturity and the issue price of the Notes. None of the payments on the Notes constitute qualified stated interest. A U.S. holder, whether on the cash or accrual method for U.S. federal income tax purposes, must include any OID in gross income (as ordinary income) as the OID accrues (on a constant yield to maturity basis), regardless of whether cash attributable to that income is received at such time.
Additional Interest; Other Contingencies
We may be required to make payments of additional interest to a U.S. holder of the Notes (for example, if an Event of Default occurs). We believe that there is only a remote possibility that we would be required to pay additional interest, and therefore, we intend to take the position that this possible payment of additional interest will not subject the Notes to the special rules governing certain contingent payment debt instruments (which, if applicable, would affect the timing, amount and character of income with respect to the Notes).
Furthermore, in certain circumstances, we might redeem the Notes before their scheduled redemption date for an amount different than their general redemption price at maturity equal to 115% of the face value of the Notes. We believe there is only a remote possibility that we will redeem the Notes under such circumstances in a manner that would subject the Notes to the special rules governing such contingent payment debt instruments.
Our determination in these regards, while not binding on the IRS, is binding on a U.S. holder unless disclosure of a contrary position is made in the manner required by applicable Treasury regulations. The remainder of this discussion assumes that the Notes are not treated as contingent payment debt instruments. If the Notes were treated as contingent payment debt instruments, the tax consequences with respect to the acquisition, holding, conversion, redemption and other disposition of the Notes could be materially different. If, contrary to our expectations, we pay additional interest, such additional interest should be taxable to a U.S. holder as ordinary interest income at the time the additional interest accrues or is paid in accordance with the U.S. holder’s regular method of tax accounting. In the event we pay additional interest on the Notes, U.S. holders should consult their own tax advisors regarding the treatment of such amounts.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes
A U.S. holder generally will recognize capital gain or loss if the holder disposes of the Notes in a sale, exchange, redemption or other taxable disposition (other than conversion of the Notes into shares of our common stock or into a combination of cash and shares of our common stock, the U.S. federal income tax consequences of which are described under “— Conversion of the Notes” below). The U.S. holder’s gain or loss will equal the difference between the amount realized by the holder (other than amounts attributable to accrued but unpaid interest) and the holder’s tax basis in the Notes. The amount realized by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the Notes. The U.S. holder’s tax basis in the Notes generally will equal the amount the holder paid for the Notes, increased by the amount of OID included in the gross income of such U.S. holder. The portion of any amount realized that is attributable to any accrued interest will not be taken into account in computing the U.S. holder’s capital gain or loss. Instead, that portion will be taxed as ordinary interest income as described above to the extent that the U.S. holder has not previously included the accrued interest in income. The gain or loss recognized by the U.S. holder on the disposition of the Notes generally will be long-term capital gain or loss if the holder has held the Notes for more than one year, or short-term capital gain or loss if the holder held the Notes for one year or less, at the time of such disposition. Long-term capital gain of non-corporate taxpayers generally is taxed at reduced rates. Short-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.
Conversion of the Notes
A U.S. holder generally will not recognize any income, gain or loss on the conversion of the Notes (or any portion thereof) into shares of our common stock. The U.S. holder’s aggregate tax basis in the common stock will equal the U.S. holder’s tax basis in the Notes (or such portion of the Notes converted into such common stock). For this purpose, the U.S. holder’s tax basis in the Notes generally will equal the amount paid for the Notes, increased by the amount of OID included in the gross income of such U.S. holder. The U.S. holder’s holding period in the common stock will include the holding period in the Notes. See the discussion under “—Constructive Distributions” below regarding the possibility that certain adjustments to the conversion rate of the Note may be treated as a taxable dividend.
Any amounts received attributable to any accrued but unpaid interest on the Notes not yet included in income by a U.S. holder will be taxed as ordinary income. A U.S. holder that converts the Notes between a record date for an interest payment and the next interest payment date and consequently receives a payment of cash interest should consult the holder’s own tax advisor concerning the appropriate treatment of such payment.
If we undergo certain corporate transactions, the conversion obligation may be adjusted so that a holder would be entitled to convert the Notes into the type of consideration that would have been received upon such corporate transaction had the Notes been converted into our common stock immediately prior to such corporate transaction. Depending on the facts and circumstances at the time of such corporate transaction, such adjustment may result in a deemed exchange of the outstanding Notes, which may be a taxable event for U.S. federal income tax purposes. Regardless of whether such an adjustment results in a deemed exchange, a conversion of the Notes into such consideration might be a taxable event.
U.S. holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of such an adjustment upon a corporate transaction.
Distributions
If, after a U.S. holder acquires any of our common stock upon a conversion of the Notes, we make a distribution in respect of such common stock from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), the distribution generally will be treated as a dividend to the extent of such current or accumulated earnings and profits; and will be includable in a U.S. holder’s income at the time such holder is treated as receiving such distribution for U.S. federal income tax purposes. If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of the U.S. holder’s investment, up to the U.S. holder’s tax basis in its common stock, and any remaining excess will be treated as capital gain from the sale or exchange of the common stock (as described below under “— Sale, Exchange or Other Taxable Disposition of Common Stock”). If the U.S. holder is a U.S. corporation, it would generally be able to claim a dividends received deduction on a portion of any distribution taxed as a dividend, provided that certain holding period and other requirements are satisfied. Subject to certain exceptions, dividends received by non-corporate U.S. holders are taxed at the reduced rates applicable to long-term capital gains, provided that certain holding period requirements are met.
Constructive Distributions
The terms of the Notes allow for changes in the conversion rate of the Notes under certain circumstances. A change in conversion rate that allows a U.S. holder to receive more shares of common stock on conversion may increase such holder’s proportionate interests in our earnings and profits or assets. In that case, a U.S. holder may be treated as having received a taxable distribution. Such a taxable constructive distribution would result, for example, if the conversion rate is adjusted to compensate a U.S. holder for distributions of cash or property to our stockholders. If an event occurs that dilutes the interests of stockholders or increases the interests of a U.S. holder of the Notes and the conversion rate of the Notes is not adjusted (or not adequately adjusted), such event could result in a taxable constructive distribution to the U.S. holder. Conversely, if an event occurs that dilutes the interests of a U.S. holder of the Notes and the conversion rate is not adjusted (or not adequately adjusted), the resulting increase in the proportionate interests of our stockholders could be treated as a taxable constructive distribution to the stockholders.
Not all changes in the conversion rate that result in a U.S. holder of the Notes receiving more common stock on conversion, however, increase such holder’s proportionate interests in our earnings and profits or assets. For instance, a change in conversion rate could simply prevent the dilution of the holder’s interests upon a stock split or other change in capital structure. Changes of this type, if made pursuant to a bona fide reasonable adjustment formula, do not result in a taxable constructive distribution. Any taxable constructive distribution resulting from a change to, or failure to change, the conversion rate would be treated for U.S. federal income tax purposes in the same manner as an actual distribution on our common stock paid in cash or other property, as described above under “— Distributions.” Generally, a U.S. holder’s adjusted tax basis in the Notes will be increased to the extent of any such taxable constructive distribution that is treated as a dividend. U.S. holders should consult their own tax advisors regarding whether any taxable constructive dividends would be eligible for the dividends received deduction (for corporate holders) or the reduced rates described above under “— Distributions” (for non-corporate holders).
We are currently required to report the amount of any deemed distributions on our website or to the IRS and any holder of the Notes not exempt from reporting. Proposed regulations address the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the Notes and the date of the actual distribution of cash or property that results in the deemed distribution, and (iii) we are required to report the amount of any deemed distributions on our website or to the IRS and any holder of the Notes (including a holder of the Notes that would otherwise be exempt from information reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but a holder of the Notes and withholding agents may rely on the proposed regulations prior to that date under certain circumstances.
Possible Effect of a Consolidation or Merger
In certain situations, we may consolidate or merge into another entity. Depending on the circumstances, a change in the obligor of the Notes as a result of the consolidation or merger could result in a deemed exchange of the outstanding Notes, which may be a taxable event for U.S. federal income tax purposes. U.S. holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of such a consolidation or merger.
Sale, Exchange or Other Taxable Disposition of Common Stock
A U.S. holder generally will recognize capital gain or loss on a sale, exchange or other taxable disposition of common stock. The U.S. holder’s gain or loss will equal the difference between the amount realized by the U.S. holder and the U.S. holder’s tax basis in the common stock. The amount realized by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the common stock. The gain or loss recognized by a U.S. holder on a sale, exchange or other taxable disposition of common stock will be long-term capital gain or loss if the U.S. holder’s holding period in the common stock is more than one year, or short-term capital gain or loss if the U.S. holder’s holding period in the common stock is one year or less, at the time of the transaction. Long-term capital gain of non-corporate taxpayers generally is taxed at reduced rates. Short-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
Information reporting requirements generally apply to OID accrued on the Notes, any interest paid on the Notes, dividends paid on the common stock (and constructive dividends paid on the Notes) and proceeds from a sale or other taxable disposition of the Notes, unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding (currently at a 24% rate) will apply to those payments if the U.S. holder fails to provide the U.S. holder’s correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that the U.S. holder has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally are allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided that the required information is furnished timely to the IRS. U.S. holders should consult their tax advisors regarding their information reporting and backup withholding obligations in their particular circumstances.
THE DISCUSSION IN THIS SECTION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND NON-INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, DISPOSITION, AND CONVERSION OF THE NOTES, AND THE OWNERSHIP AND DISPOSITION OF THE COMMON STOCK IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING ANY INFORMATION REPORTING REQUIREMENTS AND THE IMPACT OF ANY POTENTIAL CHANGE IN LAW.
PLAN OF DISTRIBUTION
The terms of this offering were subject to market conditions and negotiations between us and the investors. We entered into the Securities Purchase Agreement directly with institutional investors who have agreed to purchase the Notes and shares issuable upon conversion of the Notes. We will only sell such securities to investors who have entered into the Securities Purchase Agreement. The form of Securities Purchase Agreement is included as an exhibit to a Current Report on Form 8-K that we filed with the SEC and that is incorporated by reference into the registration statement of which this prospectus supplement forms a part.
We currently anticipate that the closing of the sale of the Notes is expected to take place on or about August 7, 2025, subject to satisfaction of certain conditions. We estimate that the net proceeds from the sale of the Notes offered under this prospectus supplement will be approximately $4.8 million, after deducting estimated offering expenses payable by us. Our obligation to issue the shares of our common stock issuable upon conversion of the Notes to the noteholders is subject to the terms and conditions set forth in the Notes and the Securities Purchase Agreement, including certain restrictions on our ability to issue additional securities while Notes remain outstanding.
We do not intend to apply to list the Notes on any securities exchange or for quotation on any inter-dealer quotation system.
Our common stock is listed on the NYSE American under the symbol “WWR”.
Our transfer agent is Computershare Transfer Company.
LEGAL MATTERS
The validity of the securities being offered by this prospectus and other legal matters concerning this offering will be passed on for us by Holland & Hart LLP, Denver, Colorado.

EXPERTS
The consolidated financial statements of the Company as of December 31, 2024 and 2023 and for the years then ended incorporated in this prospectus by reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 2024 have been audited by Baker Tilly US, LLP (formerly, Moss Adams LLP), an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty), which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
CERTAIN DOCUMENTS INCORPORATED BY REFERENCE
The following documents, which have previously been filed by us with the SEC under the Exchange Act, are incorporated herein by reference:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 20, 2025;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 14, 2025;

•
our Current Reports on Form 8-K filed with the SEC on March 21, 2025, May 29, 2025, June 6, 2025, June 13, 2025 and August 7, 2025; and

•
the description of our common stock contained in our Form 8-A filed on March 8, 2021, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 20, 2025, and including any amendments or reports filed for the purpose of updating the description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus supplement and prior to the termination of these offerings shall be deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.
You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, by writing or telephoning us at the following address:
Westwater Resources, Inc.
6950 South Potomac Street, Suite 300
Centennial, Colorado 80112
Attn: Corporate Secretary
(303) 531-0516
You may also access the reports and documents incorporated by reference into this prospectus through the following website maintained by the SEC: http://www.sec.gov.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and we file annual, quarterly and current reports, proxy statements and reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Unless specifically listed under “Certain Documents Incorporated by Reference,” the information contained on, or that can be accessed through, the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.
We will also provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement has been delivered a copy of any document incorporated by reference in this prospectus supplement and any exhibits specifically incorporated by reference in those documents. You may request a copy of any document incorporated by reference into this prospectus supplement (including exhibits to those documents specifically incorporated) by making a written or oral request directed to:
Westwater Resources, Inc.
6950 South Potomac Street, Suite 300
Centennial, Colorado 80112
Attn: Corporate Secretary
(303) 531-0516
The reports and other information filed by us with the SEC are also available at our website. The address of the Company’s website is www.westwaterresources.net. Unless specifically listed under “Information Incorporated by Reference,” the information contained on, or that can be accessed through, our website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus. We have included our website address only as inactive text and do not intend it to be an active link to our website.

PROSPECTUS
$150,000,000
Common Stock
Debt Securities
Warrants
Units

We may offer and sell from time to time up to $150,000,000 of any combination of the securities described in this prospectus, in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings. We may also offer common stock upon conversion of debt securities or upon the exercise of warrants.
We may sell the securities in the same offering or in separate offerings, directly to you, through agents we select, or through underwriters and dealers we select, on a continuous or delayed basis. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution.”
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the securities we are offering and the specific manner in which we will offer the securities. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
We are a “smaller reporting company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Implications of Being a Smaller Reporting Company.”
Our common stock is listed on the NYSE American Stock Exchange (“NYSE American”) under the symbol “WWR.” On August 23, 2024, the last reported sale price of our common stock on the NYSE American was $0.51 per share. If we decide to list or seek a listing for any other securities, the related prospectus supplement will disclose the exchange or market on which the securities will be listed or where we have made an application for listing, as applicable.
Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period, so long as our public float remains below $75.0 million. As of the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $32,113,822, which was calculated based on 57,346,110 shares of our common stock outstanding held by non-affiliates as of August 23, 2024 and at a price of $0.56 per share, the closing price of our common stock on July 17, 2024. During the 12 calendar months prior to and including the date of this prospectus, we have offered and sold aggregate gross proceeds of $2,597,854 of our securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. You should read “Risk Factors” beginning on page 7 of this prospectus and the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus, to read about factors to consider before purchasing our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 29, 2024

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under the shelf registration process, we may offer and sell, from time to time, the securities or combinations of the securities described in this prospectus with a total offering price of up to $150,000,000 in one or more offerings at prices and on terms to be determined by market conditions at the time of each offering. Unless otherwise indicated, “common stock” means our common stock, par value $0.001 per share.
This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement will contain the specific description of the securities we are then offering and the terms of the offering, and may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; a discussion of risks or other special considerations applicable to us or the offered securities; and the other specific terms related to the offering of the securities.
A prospectus supplement may also add, update or change information contained in this prospectus. To the extent any statement made in a prospectus supplement or a document incorporated by reference herein after the date hereof is inconsistent with the statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or the incorporated document.
For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Please also carefully read both this prospectus and the related prospectus supplement and, if applicable, any “free writing prospectus” in their entirety together with additional information described under the heading “Where You Can Find More Information” in this prospectus before making an investment decision.
We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or free writing prospectus, and we take no responsibility for any other information that others may give you. We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate.
You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.
References to the “Company,” “Westwater,” “WWR,” “we,” “our” and “us” in this prospectus are to Westwater Resources, Inc. and its consolidated subsidiaries, unless the context otherwise requires. This document includes trade names and trademarks of other companies. All such trade names and trademarks appearing in this document are the property of their respective holders.

DEFINITIONS
When used in this prospectus, the following terms have the meaning indicated unless noted otherwise.
Term	Meaning
Annual Report	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 19, 2024
Board	The Board of Directors of Westwater Resources, Inc.
Coosa Graphite Deposit	The Company’s graphite mineral deposit located near Rockford, Alabama.
CSPG	Coated spherical purified graphite.
Exchange Act	The Securities Exchange Act of 1934, as amended.
graphite	A naturally occurring carbon material with electrical properties that enhance the performance of electrical storage batteries, listed on the U.S. Critical Minerals List and the EU Critical Raw Materials List.
Kellyton Graphite Plant	The Company’s planned battery-grade graphite processing facility near Kellyton, Alabama.
SEC	Securities and Exchange Commission.
Securities Act	The Securities Act of 1933, as amended.
spot price	The price at which a mineral commodity may be purchased for delivery within one year.
vanadium	A rare-earth metal used as a strengthening alloy in steelmaking, and in certain types of batteries, listed on the U.S. Critical Minerals List.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus forms part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information contained or incorporated by reference in the registration statement and its exhibits filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including the exhibits thereto, on Form S-3 that may be obtained as described below. Statements contained or incorporated by reference in this prospectus or any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.
We are subject to the informational requirements of the Exchange Act, and we file annual, quarterly and current reports, proxy statements and reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Unless specifically listed under “Information Incorporated by Reference,” the information contained on, or that can be accessed through, the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.
We will also provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any document incorporated by reference in this prospectus and any exhibits specifically incorporated by reference in those documents. You may request a copy of any document incorporated by reference into this prospectus (including exhibits to those documents specifically incorporated) by making a written or oral request directed to:
Westwater Resources, Inc.
6950 South Potomac Street, Suite 300
Centennial, Colorado 80112
Attn: Corporate Secretary
(303) 531-0516
The reports and other information filed by us with the SEC are also available at our website. The address of the Company’s website is www.westwaterresources.net. Unless specifically listed under “Information Incorporated by Reference,” the information contained on, or that can be accessed through, our website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus. We have included our website address only as inactive text and do not intend it to be an active link to our website.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information that we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and replace information in this prospectus and information previously filed with the SEC. In other words, in the case of any conflict or inconsistency between information in different documents, you should rely on the information in the document that was filed later.
We incorporate by reference the following documents in this prospectus, which you should review in connection with this prospectus, as well as each of the documents that we file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, and between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 19, 2024;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 5, 2024;

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, filed with the SEC on May 14, 2024, and June 30, 2024, filed with the SEC on August 14, 2024;

•
our Current Reports on Form 8-K filed with the SEC on February 5, 2024, May 15, 2024, May 31, 2024, and July 18, 2024; and

•
the description of our common stock contained in our Form 8-A filed on March 8, 2021, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 19, 2024, and including any amendments or reports filed for the purpose of updating the description.

These reports contain important information about us, our financial condition and our results of operations.
Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes that statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement, and the documents we have incorporated by reference contain forward-looking statements.
With the exception of historical matters, the matters discussed in this prospectus are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Forward-looking statements convey our current expectations or forecasts of future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
Such forward-looking statements include, without limitation, statements regarding the adequacy of funding, liquidity, access to capital, financing activities, the timing or occurrence of any future drilling or production from the Company’s properties, economic conditions, the strategic goals of the business, costs of any phase of development or operational line at the Kellyton Graphite Plant and estimated construction and commissioning timelines and completion dates, the start date for the mining of the Coosa Graphite Deposit, and the Company’s anticipated cash burn rate and capital requirements. Words such as “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,” “anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project,” “target” and variations of these words, comparable words and similar expressions generally indicate forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or implied by these forward-looking statements.
Factors that could cause actual results to differ materially from these forward-looking statements include, among others:
•
the spot price and long-term contract price of graphite (both flake graphite feedstock and purified graphite products) and vanadium, and the world-wide supply and demand of graphite and vanadium;

•
the effects, extent and timing of the entry of additional competition in the markets in which we operate;

•
our ability to obtain and maintain contracts or other agreements with customers;

•
available sources and transportation of graphite feedstock;

•
the ability to control costs and avoid cost and schedule overruns during the development, construction and operation of the Kellyton Graphite Plant;

•
the ability to construct and operate the Kellyton Graphite Plant in accordance with the requirements of permits and licenses and the requirements of tax credits and other incentives;

•
the effects of inflation, including labor shortages and supply chain disruptions;

•
rising interest rates and the associated impact on the availability and cost of financing sources;

•
the availability and supply of equipment and materials needed to construct the Kellyton Graphite Plant;

•
stock price volatility;

•
government regulation of the mining and manufacturing industries in the United States;

•
unanticipated geopolitical, geological, processing, regulatory and legal or other problems we may encounter;

•
the results of our exploration activities, and the possibility that future exploration results may be materially less promising than initial exploration results;

•
any graphite or vanadium discoveries not being in high enough concentration to make it economic to extract the minerals;

•
our ability to finance growth plans;

•
our ability to obtain and maintain rights of ownership or access to our mining properties;

•
currently pending or new litigation or arbitration; and

•
our ability to maintain and timely receive mining, manufacturing, and other permits from regulatory agencies.

In addition, other factors are described in our Annual Report, and the other reports we file with the SEC. You should consider the risks described in the “Risk Factors” section of our most recent Annual Report and, to the extent applicable, our Quarterly Reports on Form 10-Q, in evaluating any forward-looking statements included or incorporated by reference in this prospectus.
Most of these factors are beyond our ability to predict or control. Future events and actual results could differ materially from those set forth herein, contemplated by or underlying the forward-looking statements. Forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to update any forward-looking statements made herein, except as required by law.
In light of these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on forward-looking statements, which are inherently unreliable and speak only as of the date of this prospectus, any accompanying prospectus supplement, or any document incorporated by reference in this prospectus. When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus or any accompanying prospectus supplement might not occur.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before you invest in our securities you should carefully consider the risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and the risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement, any “free writing prospectus,” and the documents we incorporate by reference, in evaluating an investment in our securities. The impacts of the contingencies contemplated by these risks could materially adversely affect our business, financial condition or results of operations. The risks described in these documents are not the only ones we face, but those that we consider to be material. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please also read carefully the section titled “Cautionary Note Regarding Forward-Looking Statements.”

ABOUT WESTWATER RESOURCES, INC.
Westwater Resources, Inc., originally incorporated in 1977, is an energy technology company focused on developing battery-grade natural graphite materials through its two primary projects, the Kellyton Graphite Plant and the Coosa Graphite Deposit, both located in Coosa County, Alabama. Westwater expects the Kellyton Graphite Plant to process natural flake graphite and, based on current studies and estimates, produce 12,500 metric tons (“mt”) per year of CSPG in Phase I of the Kellyton Graphite Plant, primarily for use in lithium-ion batteries. Westwater also holds mineral rights to explore and potentially mine the Coosa Graphite Deposit, which Westwater anticipates will eventually provide natural graphite flake concentrate to the Kellyton Graphite Plant.
Our principal executive offices are located at 6950 South Potomac Street, Suite 300, Centennial, Colorado 80112, and our telephone number is (303) 531-0516. Our website is located at www.westwaterresources.net. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.

IMPLICATIONS OF BEING A SMALLER-REPORTING COMPANY
We are a smaller reporting company as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report and have reduced disclosure obligations regarding executive compensation, and if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

USE OF PROCEEDS
Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from our sale of the securities under this prospectus for general corporate purposes, which may include advancing the development of Phase I of the Kellyton Graphite Plant and our graphite business, developing the Coosa Graphite Deposit, and making additions to our working capital, or for any other purpose we describe in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES
Common Stock
The following description of our common stock and the material provisions of our restated certificate of incorporation, as amended, and amended and restated bylaws is only a summary. You should refer to the terms of our common stock contained in our restated certificate of incorporation, as amended, and our amended and restated bylaws for more complete information.
Our restated certificate of incorporation authorizes us to issue 200,000,000 shares of common stock, par value $0.001 per share. As of August 23, 2024, there were 58,370,294 shares of our common stock issued and 58,370,133 shares of our common stock outstanding, all of which are fully paid and non-assessable. As of August 23, 2024, there were 649,345 shares of common stock issuable upon the exercise of outstanding options, 4,117,189 shares of common stock issuable upon the vesting of outstanding restricted stock units and 100,003 additional shares of common stock reserved for future issuance under our 2013 Omnibus Incentive Plan, as amended. As of such date, there were also 114,429 additional shares of common stock reserved for future issuance under our Employment Inducement Incentive Award Plan.
Each share of our common stock is entitled to one vote for all purposes and cumulative voting is not permitted in the election of directors. Accordingly, the holders of more than fifty percent of all of the outstanding shares of our common stock can elect all of the directors. Matters to be voted upon by the holders of our common stock require the affirmative vote of a majority of the votes cast at a stockholders meeting at which a quorum is present.
There are no preemptive, subscription, conversion or redemption rights pertaining to our common stock. The absence of preemptive rights could result in a dilution of the interest of existing stockholders should additional shares of common stock be issued. Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors out of assets legally available and to share ratably in our assets upon liquidation.
Computershare Trust Company is the transfer agent and registrar for our common stock.
Our common stock is listed on the NYSE American under the symbol “WWR.”
Possible Anti-Takeover Effects of Delaware Law and our Restated Certificate of Incorporation and Amended and Restated Bylaws
Certain provisions of Delaware law, our restated certificate of incorporation and amended and restated bylaws discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our common stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by the Board of Directors and may discourage certain types of transactions that may involve an actual or threatened change of control of us. The provisions also are intended to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.
Delaware Statutory Business Combinations Provision.   We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

Authorized but Unissued Stock.   Our restated certificate of incorporation authorizes us to issue 200,000,000 shares of common stock, par value $0.001 per share. As of August 23, 2024, there were 58,370,294 shares of our common stock issued and 58,370,133 shares of our common stock outstanding, all of which are fully paid and non-assessable. Our Board of Directors has the authority, without further approval of the stockholders and subject to certain restrictions imposed by NYSE American, to issue authorized but unissued shares, which issuances would adversely affect the voting power and ownership interest of holders of our common stock. This authority may have the effect of deterring hostile takeovers, delaying or preventing a change in control, and discouraging bids for our common stock at a premium over the market price.
Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors.   Our amended and restated bylaws, for nominations to the Board of Directors or for other business to be properly brought by a stockholder before a meeting of stockholders (other than proposals to be included in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act), requires, among other requirements: a stockholder to have given timely and proper notice thereof in writing to the Secretary of the Company; a stockholder to constitute an Eligible Holder and meet certain ownership requirements; a Stockholder Notice to include certain information about the proposing stockholders, Stockholder Associated Persons and proposed nominees; each proposed nominee to complete a written questionnaire with respect to the background and qualifications of such proposed nominee, in the form required by the Company; each proposed nominee to enter into a written representation and agreement in the form required by the Company; that a stockholder cannot include in a Stockholder Notice more proposed nominees for election as directors than the number of directors to be elected to the Board at the stockholders’ meeting to which that Stockholder Notice relates; that the Company may require any stockholder providing a Stockholder Notice with respect to a proposed nominee to furnish such other information (i) as may be reasonably required by the Company to determine the eligibility or suitability of such proposed nominee to serve as a director, or (ii) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee; and that a stockholder, at all times before and after the submission of a Stockholder Notice, comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder (including, but not limited to, the requirements contained in Rule 14a-19 of the Exchange Act), as well as any interpretative guidance and/or requests from the Staff of the SEC, in connection with submitting a Stockholder Notice and taking any actions contemplated thereby. Defined terms used in but not defined in this provision shall have the meanings ascribed to such terms in the amended and restated bylaws. Detailed requirements as to the form of the notice and information required in the notice are specified in the amended and restated bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, such business will not be conducted at the meeting.
Amendment of Bylaws.   Our Board of Directors is expressly authorized to alter or repeal our amended and restated bylaws.
Special Meetings of Stockholders.   Special meetings of the stockholders may be called only by our Chairman, President or pursuant to a resolution adopted by a majority of the total number of directors. Stockholders may not propose business to be brought before a special meeting of the stockholders.
Debt Securities
The debt securities will be our direct general obligations. The debt securities will be issued under an indenture which may be amended or supplemented from time to time, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.
The applicable prospectus supplement and/or other offering materials will describe the material terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:
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the title and principal aggregate amount of the debt securities;

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whether the debt securities will be secured or unsecured;

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whether the debt securities are convertible or exchangeable into other securities;

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the percentage or percentages of principal amount at which such debt securities will be issued;

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the interest rates associated with such debt securities or the method for determining the applicable interest rates;

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the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

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the person to whom any interest on the debt securities will be payable;

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the places where payments on the debt securities will be payable;

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the maturity date;

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redemption or early repayment provisions;

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authorized denominations;

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form;

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amount of discount or premium, if any, with which such debt securities will be issued;

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whether such debt securities will be issued in whole or in part in the form of one or more global securities;

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the identity of the depositary for global securities;

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whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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the terms upon which the beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

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any covenants applicable to the particular debt securities being issued;

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any defaults and events of default applicable to the particular debt securities being issued;

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the guarantors of each series, if any, and the extent of the guarantees, if any;

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any restriction or condition on the transferability of the debt securities;

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the currency, currencies, or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

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the time period within which, the manner in which and the terms and conditions upon which we or the purchaser of the debt securities can select the payment currency;

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the securities exchange(s) on which the securities will be listed, if any;

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whether any underwriter(s) will act as market maker(s) for the securities;

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the extent to which a secondary market for the securities is expected to develop;

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our obligations or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

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provisions relating to covenant defeasance and legal defeasance;

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provisions relating to satisfaction and discharge of the indenture;

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provisions relating to the modification of the indenture both with and without consent of holders of debt securities issued under the indenture;

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the law that will govern the indenture and debt securities; and

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additional terms not inconsistent with the provisions of the indenture.

General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
If specified in the applicable prospectus supplement, certain of our subsidiaries may guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.
Governing Law
The indenture is, and any debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.
Warrants
We may issue warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, common stock, debt securities, warrants or units. We may issue warrants independently or together any other securities being offered, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General
In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These may include the following, if applicable:
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the title of the warrants;

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the offering price of the warrants;

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the aggregate number of the warrants;

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the designation and terms of the securities purchasable upon exercise of the warrants;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

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whether the warrants will be sold separately or with other securities as parts of units;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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the number or amount of securities that may be purchased upon exercise of a warrant and the price at which the securities may be purchased upon exercise;

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the dates on which the right to exercise the warrants will commence and expire;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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whether the warrants represented by the warrant certificates or securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

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information relating to book-entry procedures;

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the proposed listing, if any, of the warrants or any securities that may be issued upon exercise of the warrants;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

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redemption, repurchase, call or analogous provisions, if any, applicable to the warrants;

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anti-dilution provisions of the warrants, if any;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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a discussion of material federal income tax considerations; and

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any additional terms of the warrants, including terms, procedures, limitations and restrictions relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent or the Company in immediately available funds, as provided in the applicable prospectus supplement.

We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.
Units
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.
General
We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus, including common stock, debt securities or warrants, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including, as applicable:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions of the governing unit agreement that differ from those described herein;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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whether the units will be issued in fully registered or global form.

We may issue units in such amounts and in such number of distinct series as we determine.

The provisions described in this section, as well as those described under “Description of Securities — Common Stock,” “Description of Securities — Debt Securities” and “Description of Securities — Warrants” will apply to each unit, as applicable, and to any common stock, debt security and warrant comprising each unit, as applicable.
Unit Agent
The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

PLAN OF DISTRIBUTION
We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.
We may sell the securities offered under this prospectus, separately or together:
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to or through one or more underwriters, dealers or an underwriting syndicate, represented by one or more managing underwriters;

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to or through agents;

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directly to one or more purchasers, including our affiliates;

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in block trades;

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if indicated in the prospectus supplement, pursuant to delayed delivery contracts

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through negotiated transactions; or

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through any combination of any of these methods of sale.

The distribution of securities offered under this prospectus may be effectuated from time to time in one or more transactions either:
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at a fixed price or prices, which may be changed from time to time;

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at market prices prevailing at the times of sale;

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at prices related to such prevailing market prices;

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in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a sales agent into an existing trading market, on an exchange or otherwise; or

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at negotiated prices.

For each offering of securities, the prospectus supplement will describe:
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the plan of distribution;

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the terms of the offering;

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the names of any agents, dealers or underwriters;

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the name or names of any managing underwriter or underwriters;

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the securities exchanges on which the securities will be listed, if any;

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the purchase price of the securities;

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the net proceeds to us from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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any public offering price; and

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any discounts, commissions, concessions or fees allowed or reallowed or paid to dealers or agents.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act, and we may also sell securities through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell unsubscribed securities to third parties.
If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above.

The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We may designate agents to sell the securities. Unless otherwise specified in connection with any particular sale of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.
Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.
We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.
Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on the NYSE American or other principal market for our common stock. We may apply to list any series of debt securities or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.
Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.
Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Holland & Hart LLP, Denver, Colorado. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Westwater Resources, Inc. (the “Company”) as of December 31, 2023 and 2022 and for the years then ended incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2023 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty), which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

$5,000,000 of Series B-1 Senior Convertible Notes due 2027
PROSPECTUS SUPPLEMENT
August 7, 2025